Exhibit 99.1

For Immediate Distribution

CRESTWOOD AND INERGY ANNOUNCE BOARDS OF DIRECTORS

FOR COMBINED COMPANIES

HOUSTON, Tx. and KANSAS CITY, Mo. – October 1, 2013 – Crestwood Midstream Partners LP (NYSE:CMLP) (“Crestwood Midstream” or “Crestwood”), Inergy, L.P. (NYSE:NRGY) (“Inergy L.P.”) and Inergy Midstream, L.P. (NYSE:NRGM) (“Inergy Midstream” and, together with Inergy L.P., “Inergy”) today announced the composition of the Boards of Directors of Inergy GP, LLC (“Inergy GP”), the general partner of Inergy L.P., and NRGM GP, LLC (“Inergy Midstream GP”), the general partner of Inergy Midstream, immediately following completion of the previously announced merger of Crestwood with a subsidiary of Inergy Midstream (the “proposed merger”).

“The new boards comprise an impressive and diverse group of individuals with a wide breadth of experience and talent,” said Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood and Inergy. “When the final step of the merger is completed, I look forward to working alongside these outstanding directors to continue building the industry’s next great midstream partnership and generate enhanced value for our unitholders.”

The directors were chosen for their wide variety of expertise, qualifications, attributes and skills, including corporate governance and board service, executive management, finance and accounting, operations, strategy, technology, investor relations, energy industry experience, and public service.

The directors of the Inergy GP Board, upon completion of the proposed merger, will be as follows:

•	Robert G. Phillips—Chairman

•	Alvin Bledsoe

•	Michael G. France

•	Warren H. Gfeller

•	Arthur B. Krause

•	Randy E. Moeder

•	John J. Sherman

•	John W. Somerhalder II

•	David M. Wood

The directors of the Inergy Midstream GP Board, upon completion of the proposed merger, will be as follows:

•	Robert G. Phillips—Chairman

•	Alvin Bledsoe

•	Michael G. France

•	Philip D. Gettig

•	Warren H. Gfeller

•	David Lumpkins

•	John J. Sherman

•	David M. Wood

Robert G. Phillips was appointed Chairman, President and Chief Executive Officer of Crestwood Gas Services GP LLC in October 2010 and of Inergy GP and Inergy Midstream GP in June 2013. Mr. Phillips was previously the President and Chief Executive Officer of Enterprise Products Partners L.P. He has served as Chairman and Chief Executive Officer of GulfTerra Energy Partners, L.P., and he was the Chairman, President and Chief Executive Officer of Eastex Energy, Inc. Mr. Phillips has previously served as a director and a member of the audit committee of Pride International, Inc. and as a director of Enterprise Products Partners L.P. and Enterprise GP Holdings L.P.

Alvin Bledsoe was appointed to the Board of Directors of Crestwood Gas Services GP LLC in July 2007 and he will be joining the Boards of Directors of Inergy GP and Inergy Midstream GP on October 7, 2013. Prior to his retirement in 2005, Mr. Bledsoe served as a certified public accountant for 33 years at Pricewaterhouse Coopers LLP. Since 2011, Mr. Bledsoe has served as a director and as chair of the audit committee of SunCoke Energy, Inc. (NYSE:SXC).

Michael G. France was appointed to the Board of Directors of Crestwood Gas Services GP LLC in October 2010 and of Inergy GP and Inergy Midstream GP in June 2013. Mr. France is a Managing Director at First Reserve Corporation, which he joined in 2007. Mr. France has previously served as a director of Cobalt International Energy, Inc.

Philip D. Gettig was appointed to the Board of Directors of Crestwood Gas Services GP LLC in July 2007 and he will be joining the Board of Directors of Inergy Midstream GP on October 7, 2013. Mr. Gettig was Managing Senior Counsel of Union Pacific Resources Corporation as well as General Counsel of Union Pacific Fuels, Inc. He also served as the Vice President, General Counsel and Secretary of Prism Gas Systems I, L.P.

Warren H. Gfeller was appointed to the Board of Directors of Inergy GP in July 2001 and the Board of Directors of Inergy Midstream GP in December 2011. Mr. Gfeller is currently a private investor and previously served as President and Chief Executive Officer of Ferrellgas Partners, L.P.

Arthur B. Krause was appointed to the Board of Directors of Inergy GP in May 2003 and the Board of Directors of Inergy Midstream GP in December, 2011. Mr. Krause retired from Sprint Corporation as Executive Vice President and Chief Financial Officer in 2002. He currently serves as a director of Westar Energy, Inc. (NYSE:WR).

David Lumpkins will be joining the Board of Directors of Inergy Midstream GP Board on October 7, 2013. He currently serves as the Executive Chairman of the Board of PetroLogistics GP LLC, the General Partner of PetroLogistics LP (NYSE:PDH).

Randy E. Moeder was appointed to the Board of Directors of Inergy Midstream GP in March 2012 and will be joining the Board of Directors of Inergy GP, LLC on October 7, 2013. He currently is the Chief Executive Officer and President of Moeder Oil & Gas, LLC and previously served as the CEO and President of Hiland Partners, LP and Hiland Partners, GP.

John J. Sherman was appointed to the Board of Directors of Inergy GP in July 2001 and the Board of Directors of Inergy Midstream GP in December 2011. Mr. Sherman is the former Chief Executive Officer and President of Inergy, L.P. and Inergy Midstream, L.P. and served in those positions until June 2013. He currently serves as a director at Great Plains Energy Incorporated (NYSE:GXP).

John W. Somerhalder II was appointed to the Board of Directors of Crestwood Gas Services GP LLC in July 2007 and he will be joining the Board of Directors of Inergy GP on October 7, 2013. Mr. Somerhalder has served as the President, Chief Executive Officer and as a director of AGL Resources Inc. (NYSE:GAS) since 2006 and as chairman since 2007.

David M. Wood was appointed to the Boards of Directors of Inergy GP and Inergy Midstream GP in August 2013. He was the President and Chief Executive Officer and a director of Murphy Oil Corporation. Mr. Wood has served as a director of the American Petroleum Institute and was a member of the National Petroleum Council.

About Crestwood Midstream Partners LP

Houston, Texas based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in north Texas, the Marcellus Shale in northern West Virginia, the Fayetteville Shale in northwest Arkansas, the Granite Wash in the Texas Panhandle, the Avalon Shale/Bone Spring in southeastern New Mexico and the Haynesville/Bossier Shale in western Louisiana. For more information about Crestwood, visit www.crestwoodlp.com.

About Inergy, L.P.

Inergy, L.P. is a publicly traded master limited partnership that controls, owns, and operates energy midstream businesses. Inergy’s operations include a natural gas storage business in Texas and an NGL and crude oil supply and logistics business that serves customers in the United States and Canada. Through its general partner interest in Inergy Midstream, L.P. and Crestwood Midstream Partners LP, Inergy is also engaged in the development and operation of natural gas, NGL and crude oil gathering, processing, storage, and transportation assets in multiple unconventional shale plays across the United States. For more information about Inergy, L.P., visit www.inergylp.com.

About Inergy Midstream, L.P.

Inergy Midstream, L.P. is a publicly traded master limited partnership that develops, owns, and operates predominantly fee-based natural gas, NGL and crude oil storage and transportation businesses.

Additional Information and Where to Find It

This press release contains information about the proposed merger involving Crestwood and Inergy Midstream. In connection with the Merger, Crestwood and Inergy Midstream filed the definitive Proxy Statement/Prospectus on September 5, 2013 and began mailing the Proxy Statement/Prospectus to its unitholders on September 6, 2013. INVESTORS AND UNITHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CRESTWOOD, INERGY MIDSTREAM, THE PROPOSED MERGER AND RELATED MATTERS. Investors and unitholders are able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Inergy Midstream and Crestwood through the website maintained by the SEC at www.sec.gov. In addition, investors and unitholders will be able to obtain free copies of documents filed by Crestwood with the SEC from Crestwood’s website, www.crestwoodlp.com, under the heading “SEC Filings” in the “Investor Relations” tab and free copies of documents filed by Inergy Midstream with the SEC from Inergy Midstream’s website, www.inergylp.com, under the heading “SEC Filings” in the Inergy Midstream, L.P. “Investor Relations” tab.

Participants in the Solicitation

Crestwood, Inergy Midstream, Inergy, L.P. and their respective general partner’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of Crestwood in respect of the proposed merger transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of Crestwood in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement/prospectus filed with the SEC. Information regarding Crestwood’s directors and executive officers is contained in Crestwood’s Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC. Information regarding Inergy’s directors and executive officers is contained in Inergy Midstream’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Information regarding Inergy’s directors and executive officers is contained in Inergy, L.P.’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Free copies of these documents may be obtained from the sources described above.

Forward Looking Statements

The statements in this communication regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood and Inergy management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s or Inergy’s financial condition, results of operations and cash flows include, without limitation, failure to satisfy closing conditions with respect to the merger; the risks that the Crestwood and Inergy businesses will not be integrated successfully or may take longer than anticipated; the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of Crestwood or Inergy assets; failure or delays by customers in achieving expected production in their natural gas projects; competitive conditions in the industry and their impact on the ability of Crestwood or Inergy to connect natural gas supplies to Crestwood or Inergy gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; the ability of Crestwood or Inergy to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond Crestwood or Inergy’s control; timely receipt of necessary government approvals and permits, the ability of Crestwood or Inergy to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact either company’s ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to the substantial indebtedness of either company, as well as other factors disclosed in Crestwood and Inergy’s filings with the U.S. Securities and Exchange Commission. You should read filings made by Crestwood and Inergy with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K for the year ended December 31, 2012 and September 30, 2012, respectively, and the most recent Quarterly Reports and Current Reports, for a more extensive list of factors that could affect results. Crestwood and Inergy do not assume any obligation to update these forward-looking statements.

CONTACTS

Crestwood

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

or

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Michael Freitag / Jed Repko

212-355-4449

Inergy

Vince Grisell

816-842-8181

investorrelations@inergyservices.com